As filed with the Securities and Exchange Commission on August 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ANADARKO PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0146568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of Principal Executive Offices, including Zip Code)

Anadarko Employee Savings Plan

(Full Title of the Plan)

Robert K. Reeves

Senior Vice President, General Counsel and

Chief Administrative Officer

Anadarko Petroleum Corporation

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046 (832) 636-1000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael E. Dillard, P.C.

John Goodgame

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.10 per share	25,000,000	$49.93	$1,248,250,000	$69,653

(1)	This amount represents a 25,000,000 share increase in the number of shares of common stock, par value $0.10 per share, of the Registrant (the “Common Stock”) authorized for issuance under the Anadarko Employee Savings Plan (the “Plan”). In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under such plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. This Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on August 10, 2009.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), to register an additional 25,000,000 shares of the Company’s common stock, par value of $0.10 per share (the “Common Stock”) and an indeterminate number of plan interests, issuable under the Anadarko Employee Savings Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the Company incorporates by reference into this Registration Statement the entire contents of its earlier Registration Statement on Forms S-8 and S-3, File No. 33-8643 relating to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this Registration Statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information filed with the SEC after the date of this Registration Statement will update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) until all of the Common Stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all Common Stock then remaining unsold.

The following documents filed with the SEC are hereby incorporated by reference:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2008;

(c)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

(d)	Our Current Reports on Form 8-K, filed with the SEC on February 26, 2009, March 6, 2009, May 12, 2009, May 15, 2009, May 22, 2009 and June 12, 2009; and

(e)	The description of our Common Stock set forth in the registration statement on Form 8-A filed on September 3, 1986.

You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices as follows:

CORPORATE SECRETARY

ANADARKO PETROLEUM CORPORATION

1201 LAKE ROBBINS DRIVE

THE WOODLANDS, TEXAS 77380

(832) 636-1000

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that we must indemnify to the fullest extent permitted by applicable law any person made, or threatened to be made, a party in any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or while a director or officer, at our request, is or was serving as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service to employee benefit plans against all liability and loss suffered and expenses (including attorneys’ fees reasonably incurred by such person). However, under our bylaws, except for proceedings to enforce the right to indemnification, we are not required to indemnify anyone in connection with any proceeding initiated by such person unless it was authorized by our board of directors. We may, in our discretion, indemnify any person who was or is made or threatened to be made a party to a proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of us, or is or was serving or has agreed to serve at our request as an employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such employee or agent.

Pursuant to Section 145 of the Delaware General Corporation Law, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office. We also have the power to purchase and maintain insurance for such directors and officers.

We have also entered into individual indemnification agreements with each of our directors and certain executive officers. These agreements indemnify such directors and officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company.

ITEM 8. EXHIBITS

The Company has submitted the Plan to the Internal Revenue Service (the “IRS”). The Company hereby undertakes to submit any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Exhibit Number
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to Form 8-K dated May 21, 2009, File No. 1-8968).

4.2	By-Laws of the Company, amended and restated as of May 21, 2009 (incorporated by reference to Exhibit 3.4 to Form 8-K dated May 21, 2009, File No. 1-8968).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality of securities being registered.

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

23.3*	Consent of KPMG LLP.

23.4*	Consent of Miller and Lents, Ltd.

24.1*	Power of Attorney (see signature page).

*	Filed herewith.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Anadarko Petroleum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on this 14th day of August, 2009.

ANADARKO PETROLEUM CORPORATION

By:	/s/ Robert G. Gwin
Robert G. Gwin
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Robert G. Gwin, Robert K. Reeves and David L. Siddall, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James T. Hackett James T. Hackett	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	August 14, 2009

/s/ Robert G. Gwin Robert G. Gwin	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	August 14, 2009

/s/ M. Cathy Douglas M. Cathy Douglas	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 14, 2009

/s/ Robert J. Allison, Jr. Robert J. Allison, Jr.	Director	August 14, 2009

/s/ Larry Barcus Larry Barcus	Director	August 14, 2009

/s/ John R. Butler, Jr. John R. Butler, Jr.	Director	August 14, 2009

/s/ Luke R. Corbett Luke R. Corbett	Director	August 14, 2009

/s/ H. Paulett Eberhart H. Paulett Eberhart	Director	August 14, 2009

/s/ Peter J. Fluor Peter J. Fluor	Director	August 14, 2009

/s/ John R. Gordon John R. Gordon	Director	August 14, 2009

/s/ John W. Poduska, Sr. John W. Poduska, Sr.	Director	August 14, 2009

/s/ Paula Rosput Reynolds Paula Rosput Reynolds	Director	August 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on this 14th day of August, 2009.

ANADARKO EMPLOYEE SAVINGS PLAN

By:	/s/ R. Scott Satterfield
R. Scott Satterfield
Chairman of the Administrative Subcommittee of the Administrative and Investment Committee of Anadarko Petroleum Corporation

EXHIBIT INDEX

Exhibit Number
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to Form 8-K dated May 21, 2009, File No. 1-8968).

4.2	By-Laws of the Company, amended and restated as of May 21, 2009 (incorporated by reference to Exhibit 3.4 to Form 8-K dated May 21, 2009, File No. 1-8968).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality of securities being registered.

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

23.3*	Consent of KPMG LLP.

23.4*	Consent of Miller and Lents, Ltd.

24.1*	Power of Attorney (see signature page).

*	Filed herewith.